ECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8 - K

                                 CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF 1934

Date  of  Report:  May  27,  2005
                             PACIFIC  PEAK  INVESTMENTS
                             --------------------------
            (EXACT  NAME  OF  REGISTRANT  AS  SPECIFIED  IN  ITS  CHARTER)


      Nevada                       000-3084133                90-0093439
(State  or  other         (Commission  File  Number) (IRS  Employer  ID  Number)
jurisdiction  of
incorporation  or
organization)

Item  8.01     Other  Events

On May 18, 2005, the Board of Directors of Pacific Peak Investments (the "Company") signed a Board Resolution whereby they instructed the management of the Company to discuss, with the holders of shares of Series C Preferred Stock ("Series CPS"), a recommendation of the Company's Board of Directors that the holders of Series CPS agree to convert Series CPS to restricted common shares, which would be issued with the restrictive legend under Rule 144, and so could not be sold for at least twelve (12) months.

The purpose of the above Board Resolution was to allow the Company the opportunity to secure capital financing to allow the Company to survive and move forward for the benefit of all shareholders.

Further to the subsequent discussions by Company management with the holders of Series CPS, a total of 9,493,100 Series CPS (98.4% of the total 9,643,100 issued and outstanding shares of Series CPS) were converted into 9,493,100 restricted common shares, while the other 150,000 Series CPS have been converted to free-trading shares.

The Series CPS contained an anti-dilution feature and, as a result of the above conversions, there are no remaining Series CPS issued and outstanding.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC  PEAK  INVESTMENTS
Date:    May  27,  2005     /s/  Bruce  MacGregor
                            ---------------------
     Bruce  MacGregor,  Chief  Executive  Officer